                              SECRETARY'S CERTIFICATE


     I certify that I am the Secretary of INTERWEST BANCORP, INC., located in Oak Harbor, State of Washington ("InterWest"), and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of InterWest.

     I further certify that:

     Attached as Exhibit A is a full, true and correct copy of resolutions passed and adopted by a majority of the Board of Directors of Bancorp at a meeting of the Board duly held and convened on April 20, 1998.

     The attached resolutions are in full force and effect and have not been revoked or rescinded as of the date hereof.


     IN WITNESS WHEREOF, I have affixed my signature as of this 20th day of April, 1998.


                                             /s/ Margaret Mordhorst
                                        -------------------------------
                                        Margaret Mordhorst, Secretary

                                                                       EXHIBIT A

                                    RESOLUTIONS
                                         OF
                               THE BOARD OF DIRECTORS
                                         OF
                              INTERWEST BANCORP, INC.

                          (FOR MEETING OF APRIL 20, 1998)


                                      RECITALS

                      [PUGET SOUND BANCORP STOCK OPTION PLAN]
           (FIRST NATIONAL BANK OF PORT ORCHARD 1990 EMPLOYEE & DIRECTOR
                                 STOCK OPTION PLAN)

     1. On January 15, 1998, Puget Sound Bancorp, Inc., a Washington corporation and bank holding company ("PSB"), merged with and into InterWest Bancorp, Inc., a Washington corporation and bank holding company ("InterWest"), under the terms of an Agreement and Plan of Merger (the "Merger Agreement") among InterWest, InterWest Bank, PSB and First National Bank of Port Orchard dated as of September 18, 1997.

     2. On the effective date of the merger (January 15, 1998), a total of 4,978 shares of PSB common stock, no par value per share, were subject to outstanding options under PSB's Firstt National Bank of Port Orchard 1990 Employee & Director Stock Option Plan, as amended (the "PSB Plan").

     3. Pursuant to Section 2.8 of the Merger Agreement, all 4,978 shares of PSB common stock subject to unexercised options at the effective time of the merger were automatically converted into options to purchase up to 8,350 shares (adjusted to account for rounding), of InterWest common stock, $.20 par value per share, based on the merger exchange ratio of 1.66797 shares of InterWest common stock for each share of PSB common stock. No further options will be granted under the PSB Plan.

     4. InterWest now wishes to register the shares of InterWest common stock issuable upon exercise of outstanding options under the PSB Plan with the Securities and Exchange Commission (the "SEC"), and to comply with applicable state blue sky laws. The Board of Directors has reviewed the draft registration statement on Form S-8 ("Registration Statement") presented at this meeting and attached as EXHIBIT A to these Resolutions, and deems it appropriate and in the best interests of InterWest to take the actions necessary to register the shares of InterWest common stock required to satisfy all converted PSB options originally issuable under the PSB Plan, and to comply with all state blue sky laws applicable to the PSB Plan.

                                    RESOLUTIONS

                      [SEC REGISTRATION AND BLUE SKY FILINGS]

     1. The proper officers of InterWest, with the assistance of counsel, are hereby authorized to execute and file with the SEC, and any applicable state securities authorities, the Registration Statement and any necessary amendments thereto, in substantially the form presented at this meeting, to cause the shares of InterWest common stock issuable pursuant to the Plan to be properly registered or otherwise exempt from registration.

                          [ADDITIONAL LISTING APPLICATION]

     2. The Proper Officers of InterWest, with the assistance of counsel, are authorized to execute and file with The Nasdaq National Market, Inc. ("Nasdaq") a Notification Form for Listing of Additional Shares ("Notification") and such other documents, and any necessary amendments thereto, and to take any and all actions as they deem necessary or appropriate to effect the additional listing of the Shares with Nasdaq in connection with the issuance of shares in the Acquisition, including the payment of such filing fees as may be deemed payable for the filing of the Notification.

                                [POWER OF ATTORNEY]

     3. The proper officers of InterWest are hereby authorized to execute a Power of Attorney for the Registration Statement appointing Stephen M. Walden and H. Glenn Mouw, and each of them, to sign the Registration Statement and all amendments and related documents on behalf of InterWest, and to file the same with the SEC.

                                     [GENERAL]

     4. The proper officers of InterWest are hereby authorized and directed to do and perform all such other acts and things, to pay all necessary fees, to sign all such documents and certificates and to take such other steps as may be necessary, advisable, convenient or proper to carry out the full intent of the foregoing Resolutions, and to comply fully with all applicable rules and regulations.

     5. For purposes of the foregoing Resolutions, the proper officers of InterWest are Stephen M. Walden and H. Glenn Mouw, each with full power to act alone.